Exhibit 10.10

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of August ___, 2005, by and among SONORAN ENERGY, INC., a Washington corporation (the "Company"), CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor"), and NEWBRIDGE SECURITIES CORPORATION (the "Placement Agent").

Recitals:

WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the "Standby Equity Distribution"), a Registration Rights Agreement (the "Registration Rights Agreement"), an Escrow Agreement (the "Escrow Agreement"), and the Company, the Investor, and the Placement Agent entered into a Placement Agent Agreement (the "Placement Agent Agreement"), all of which are dated October 18, 2004.  In connection with the Standby Equity Distribution Agreement, the Company issued the Investor a Compensation Debenture dated October 18, 2004 with a face amount of $425,000 (the "Compensation Debenture") (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent Agreement, and the Compensation Debenture are referred to as the "Transaction Documents.")

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Termination.  The Company and the Investor, and the Placement Agent with respect to the Placement Agent Agreement, hereby agree to terminate the Transaction Documents and the respective rights and obligations contained therein.  As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

2.

Structuring Fees.

The Company has paid the Investor a structuring fee in the amount of $12,500 pursuant to Section 12.4(a) of the Standby Equity Distribution Agreement.  The Investor shall retain such fee and shall apply the new Standby Equity Distribution Agreement of even date herewith.

3.

Placement Agent Fees.

The Company has issued 20,000 shares of the Company's common stock to the Placement Agent as compensation under the Placement Agent Agreement.  The Placement Agent shall retain such stock and apply it to any future agreement with the Company.

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IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

SONORAN ENERGY, INC.	CORNELL CAPITAL PARTNERS, LP

By:	By: Yorkville Advisors, LLC
Name: Peter Rosenthal	Its: General Partner
Title: CEO
By:
Name: Mark A. Angelo
Title: Portfolio Manager

With respect to the Placement Agent Agreement:
PLACEMENT AGENT:
NEWBRIDGE SECURITIES CORPORATION

By:
Name: Guy S. Amico
Title: President